Exhibit 99.1

Envestnet Reports Second Quarter 2019 Financial Results

Chicago, IL — August 7, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2019.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions except per share data)	2019	2018	Change	2019	2018	Change
GAAP:
Total revenues	$224.4	$201.1	12%	$424.1	$399.1	6%
Net income (loss)	$0.6	$(6.0)	n/m	$(17.7)	$2.0	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.02	$(0.12)	n/m	$(0.35)	$0.05	n/m

Non-GAAP:
Adjusted revenues(1)	$227.9	$201.2	13%	$427.5	$399.2	7%
Adjusted net revenues(1)	$167.6	$144.4	16%	$313.4	$284.9	10%
Adjusted EBITDA(1)	$43.2	$34.8	24%	$77.2	$67.5	14%
Adjusted net income(1)	$24.5	$19.3	27%	$43.9	$36.9	19%
Adjusted net income per diluted share(1)	$0.46	$0.41	12%	$0.85	$0.78	9%
n/m - not meaningful

“In the second quarter, Envestnet delivered solid growth in adjusted revenues, adjusted EBITDA and adjusted earnings per share,” said Jud Bergman, Chairman and CEO.

“We continue to expand the ways advisors and financial institutions deliver unified advice for their clients, whether through our industry leading wealth management platform, financial planning tools, or implementing solutions via our insurance and credit exchanges, as we work to enable advisors and financial institutions to deliver financial wellness to their clients,” concluded Mr. Bergman.

Financial Results for the Second Quarter of 2019:

The Company’s financial results for the second quarter of 2019 include PortfolioCenter® and PIEtech®, Inc., which were acquired on April 1, 2019 and May 1, 2019, respectively.

Asset-based recurring revenues increased 2% from the prior year period, and represented 53% of total revenues for the second quarter of 2019, compared to 59% of total revenues for the same period in 2018. Subscription-based recurring revenues increased 29% from the prior year period, and represented 41% of total revenues the second quarter of 2019 compared to 36% for the same period in 2018. Professional services and other non-recurring revenues increased 8% from the prior year period. Total revenues increased 12% to $224.4 million for the second quarter of 2019 from $201.1 million for the second quarter of 2018. The PortfolioCenter acquisition and the PIEtech acquisition contributed revenues of $2.0 million and $6.6 million, respectively, to total revenues in the three months ended June 30, 2019. Excluding these items total revenue grew 7% the three months ended June 30, 2019, compared to the prior year period.

Total operating expenses for the second quarter of 2019 increased 22% to $244.7 million from $201.1 million in the prior year period. Cost of revenues increased 7% to $72.1 million for the second quarter of 2019 from $67.6 million for the prior year period. Compensation and benefits increased 29% to $103.3 million for the second quarter of 2019 from $80.2 million for the prior year period. Compensation and benefits were 46% of total revenues for the second quarter of 2019, compared to 40% in the prior year period. General and administration expenses increased 24% to

$42.4 million for the second quarter of 2019 from $34.1 million for the prior year period. General and administrative expenses were 19% of total revenues for the second quarter of 2019, compared to 17% in the prior year period.

Loss from operations was $20.3 million for the second quarter of 2019 compared to income of $5 thousand for the second quarter of 2018. Net income was $0.6 million for the second quarter of 2019 compared to net loss of $6.0 million for the second quarter of 2018. Net income per diluted share attributable to Envestnet, Inc. was $0.02 for the second quarter of 2019 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.12 for the second quarter of 2018.

Adjusted net revenues(1) for the second quarter of 2019 increased 16% to $167.6 million from $144.4 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2019 increased 24% to $43.2 million from $34.8 million for the prior year period. Adjusted net income(1) increased 27% for the second quarter of 2019 to $24.5 million from $19.3 million for the prior year period. Adjusted net income per diluted share(1) for the second quarter of 2019 increased 12% to $0.46 from $0.41 in the second quarter of 2018.

Outlook

The Company provided the following outlook for the third quarter ending September 30, 2019 and full year ending December 31, 2019. This outlook is based on the market value of assets on June 30, 2019.

In Millions Except Adjusted EPS	3Q 2019			FY 2019
GAAP:
Revenues:
Asset-based	$124.0	-	$125.0
Subscription-based	98.0	-	99.0
Total recurring revenues	$222.0	-	$224.0
Professional services and other revenues	7.5	-	8.5
Total revenues	$229.5	-	$232.5	$888.5	-	$894.5

Asset-based cost of revenues	$62.5	-	$63.5	$240.0	-	$241.0
Total cost of revenues	$69.5	-	$70.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		54.2
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$124.0	-	$125.0
Subscription-based	101.0	-	102.0
Total recurring revenues	$225.0	-	$227.0
Professional services and other revenues	7.5	-	8.5
Total revenues	$232.5	-	$235.5	$897.0	-	$903.0

Adjusted net revenues (1)	$169.0	-	$173.0	$656.0	-	$663.0

Adjusted EBITDA(1)	$54.0	-	$54.5	$191.5	-	$193.0
Adjusted net income per diluted share(1)		$0.58		$2.10	-	$2.12

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2019 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (866) 548-4713, or for international callers (323) 794-2093. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or for international callers (412) 317-6671; the conference ID is 1017651. The replay will be available until Wednesday, August 14, 2019.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisors ("RIAs"). Envestnet | MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics enables innovation and insights through its Envestnet | Yodlee data aggregation platform.

More than 99,000 advisors and more than 4,100 companies including: 17 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences and help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those same fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2019, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisitions of FolioDynamix and PIEtech, Inc. will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 7, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$77,717	$289,345
Fees receivable, net	71,632	68,004
Prepaid expenses and other current assets	40,046	23,557
Total current assets	189,395	380,906

Property and equipment, net	51,016	44,991
Internally developed software, net	48,059	38,209
Intangible assets, net	509,159	305,241
Goodwill	908,686	519,102
Operating lease right-of-use-assets, net	72,191	—
Other non-current assets	33,834	25,298
Total assets	$1,812,340	$1,313,747

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$118,608	$133,298
Accounts payable	15,165	19,567
Operating lease liabilities	12,918	—
Convertible Notes due 2019	169,182	165,711
Contingent consideration	—	732
Deferred revenue	37,601	23,988
Total current liabilities	353,474	343,296

Convertible Notes due 2023	300,078	294,725
Revolving credit facility	145,000	—
Contingent consideration	16,423	—
Deferred revenue	6,659	6,910
Non-current lease liabilities	77,431	—
Deferred rent and lease incentive	—	17,569
Deferred tax liabilities, net	31,292	640
Other non-current liabilities	28,193	18,005
Total liabilities	958,550	681,145

Equity:
Stockholders’ equity	855,251	633,700
Non-controlling interest	(1,461)	(1,098)
Total liabilities and equity	$1,812,340	$1,313,747

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Asset-based	$120,070	$118,111	$229,004	$239,264
Subscription-based	92,258	71,779	175,345	141,474
Total recurring revenues	212,328	189,890	404,349	380,738
Professional services and other revenues	12,117	11,226	19,762	18,389
Total revenues	224,445	201,116	424,111	399,127

Operating expenses:
Cost of revenues	72,080	67,627	133,725	130,561
Compensation and benefits	103,286	80,210	190,003	163,750
General and administration	42,421	34,089	82,945	66,818
Depreciation and amortization	26,915	19,185	46,432	38,731
Total operating expenses	244,702	201,111	453,105	399,860

Income (loss) from operations	(20,257)	5	(28,994)	(733)
Other expense, net	(7,512)	(5,430)	(13,275)	(10,684)
Loss before income tax provision (benefit)	(27,769)	(5,425)	(42,269)	(11,417)

Income tax provision (benefit)	(28,382)	566	(24,614)	(13,428)

Net income (loss)	613	(5,991)	(17,655)	2,011
Add: Net loss attributable to non-controlling interest	280	465	363	567
Net income (loss) attributable to Envestnet, Inc.	$893	$(5,526)	$(17,292)	$2,578

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.02	$(0.12)	$(0.35)	$0.06

Diluted	$0.02	$(0.12)	$(0.35)	$0.05

Weighted average common shares outstanding:
Basic	50,870,296	45,247,331	49,526,774	44,963,735

Diluted	52,982,688	45,247,331	49,526,774	47,156,205

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(17,655)	$2,011
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	46,432	38,731
Deferred rent and lease incentive amortization	—	1,069
Provision for doubtful accounts	713	924
Deferred income taxes	(28,991)	(17,093)
Stock-based compensation expense	27,852	18,971
Non-cash interest expense	9,896	5,630
Accretion on contingent consideration and purchase liability	742	196
Payments of contingent consideration	(578)	—
Loss allocation from equity method investment	550	811
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(536)	(8,204)
Prepaid expenses and other current assets	(15,507)	(3,426)
Other non-current assets	(3,241)	(2,450)
Accrued expenses and other liabilities	(19,060)	(5,438)
Accounts payable	(4,768)	4,166
Deferred revenue	3,940	3,478
Other non-current liabilities	2,602	1,578
Net cash provided by operating activities	2,391	40,954

INVESTING ACTIVITIES:
Purchase of property and equipment	(8,815)	(9,569)
Capitalization of internally developed software	(15,583)	(10,622)
Acquisition of business	(321,571)	(188,345)
Other	(2,000)	—
Net cash used in investing activities	(347,969)	(208,536)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	—	345,000
Convertible Notes due 2023 issuance costs	—	(9,488)
Proceeds from borrowings on revolving credit facility	175,000	195,000
Payments on revolving credit facility	(30,000)	(276,168)
Payments of contingent consideration	(171)	(2,193)
Proceeds from exercise of stock options	4,914	2,540
Purchase of treasury stock for stock-based tax withholdings	(15,962)	(14,395)
Issuance of restricted stock units	3	3
Net cash provided by financing activities	133,784	240,299

EFFECT OF EXCHANGE RATE CHANGES ON CASH	166	(572)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(211,628)	72,145

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	289,671	62,115

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$78,043	$134,260

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	June 30,	December 31,
	2019	2018
Cash and cash equivalents	$77,717	$289,345
Restricted cash included in prepaid expenses and other current assets	158	158
Restricted cash included in other non-current assets	168	168
Total cash, cash equivalents and restricted cash	$78,043	$289,671

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total revenues	$224,445	$201,116	$424,111	$399,127
Deferred revenue fair value adjustment	3,414	62	3,420	66
Adjusted revenues	227,859	201,178	427,531	399,193
Asset-based cost of revenues	(60,293)	(56,748)	(114,135)	(114,320)
Adjusted net revenues	$167,566	$144,430	$313,396	$284,873

Net income (loss)	$613	$(5,991)	$(17,655)	$2,011
Add (deduct):
Deferred revenue fair value adjustment	3,414	62	3,420	66
Interest income	(901)	(374)	(2,411)	(784)
Interest expense	8,263	5,992	15,359	11,228
Accretion on contingent consideration and purchase liability	502	95	742	196
Income tax provision (benefit)	(28,382)	566	(24,614)	(13,428)
Depreciation and amortization	26,915	19,185	46,432	38,731
Non-cash compensation expense	14,988	10,476	27,852	18,971
Restructuring charges and transaction costs	13,208	3,345	20,574	5,937
Severance	3,280	1,049	5,760	3,861
Foreign currency	(154)	(339)	(155)	(571)
Non-income tax expense adjustment	908	27	1,118	(101)
Loss allocation from equity method investment	347	151	550	811
Loss attributable to non-controlling interest	210	515	241	584
Adjusted EBITDA	$43,211	$34,759	$77,213	$67,512

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$613	$(5,991)	$(17,655)	$2,011
Income tax provision (benefit) (1)	(28,382)	566	(24,614)	(13,428)
Loss before income tax provision (benefit)	(27,769)	(5,425)	(42,269)	(11,417)
Add (deduct):
Deferred revenue fair value adjustment	3,414	62	3,420	66
Accretion on contingent consideration and purchase liability	502	95	742	196
Non-cash interest expense	4,646	3,032	9,262	4,900
Non-cash compensation expense	14,988	10,476	27,852	18,971
Restructuring charges and transaction costs	13,208	3,345	20,574	5,937
Severance	3,280	1,049	5,760	3,861
Amortization of acquired intangibles and fair value adjustment to property and equipment, net	19,278	13,419	31,806	27,354
Foreign currency	(154)	(339)	(155)	(571)
Non-income tax expense adjustment	908	27	1,118	(101)
Loss allocation from equity method investment	347	151	550	811
Loss attributable to non-controlling interest	210	515	241	584
Adjusted net income before income tax effect	32,858	26,407	58,901	50,591
Income tax effect (2)	(8,388)	(7,130)	(15,020)	(13,660)
Adjusted net income	$24,470	$19,277	$43,881	$36,931

Basic number of weighted-average shares outstanding	50,870,296	45,247,331	49,526,774	44,963,735
Effect of dilutive shares:
Options to purchase common stock	1,164,246	1,325,947	1,185,480	1,360,300
Unvested restricted stock units	662,853	643,319	666,116	832,170
Convertible notes	261,075	—	12,532	—
Warrants	24,218	—	—	—
Diluted number of weighted-average shares outstanding	52,982,688	47,216,597	51,390,902	47,156,205

Adjusted net income per share - diluted	$0.46	$0.41	$0.85	$0.78

(1) For the three months ended June 30, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 102.2% and (10.4)%, respectively. For the six months ended June 30, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 58.2% and 117.6%, respectively.

(2) Estimated normalized effective tax rates of 25.5% and 27.0% have been used to compute adjusted net income for the three and six months ended June 30, 2019 and 2018, respectively.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended June 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$176,890	$47,555	$—	$224,445
Deferred revenue fair value adjustment	3,414	—	—	3,414
Adjusted revenues	180,304	47,555	—	227,859
Less: Asset-based cost of revenues	(60,293)	—	—	(60,293)
Adjusted net revenues	$120,011	$47,555	$—	$167,566

Income (loss) from operations	$12,379	$(8,960)	$(23,676)	$(20,257)
Add:
Deferred revenue fair value adjustment	3,414	—	—	3,414
Accretion on contingent consideration and purchase liability	502	—	—	502
Depreciation and amortization	16,376	10,539	—	26,915
Non-cash compensation expense	8,592	3,767	2,629	14,988
Restructuring charges and transaction costs	794	(196)	12,610	13,208
Non-income tax expense adjustment	908	—	—	908
Severance	818	2,448	14	3,280
Other	43	—	—	43
Loss attributable to non-controlling interest	210	—	—	210
Adjusted EBITDA	$44,036	$7,598	$(8,423)	$43,211

	Three Months Ended June 30, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$156,928	$44,188	$—	$201,116
Deferred revenue fair value adjustment	60	2	—	62
Adjusted revenues	156,988	44,190	—	201,178
Less: Asset-based cost of revenues	(56,748)	—	—	(56,748)
Adjusted net revenues	$100,240	$44,190	$—	$144,430

Income (loss) from operations	$16,359	$(3,296)	$(13,058)	$5
Add:
Deferred revenue fair value adjustment	60	2	—	62
Accretion on contingent consideration and purchase liability	95	—	—	95
Depreciation and amortization	11,026	8,159	—	19,185
Non-cash compensation expense	5,080	2,936	2,460	10,476
Restructuring charges and transaction costs	188	403	2,754	3,345
Non-income tax expense adjustment	27	—	—	27
Severance	1,049	—	—	1,049
Loss attributable to non-controlling interest	515		—	515
Adjusted EBITDA	$34,399	$8,204	$(7,844)	$34,759

	Six months ended June 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$329,595	$94,516	$—	$424,111
Deferred revenue fair value adjustment	3,420	—	—	3,420
Adjusted revenues	333,015	94,516	—	427,531
Less: Asset-based cost of revenues	(114,135)	—	—	(114,135)
Adjusted net revenues	$218,880	$94,516	$—	$313,396

Income (loss) from operations	$29,223	$(16,888)	$(41,329)	$(28,994)
Add:
Deferred revenue fair value adjustment	3,420	—	—	3,420
Accretion on contingent consideration and purchase liability	742	—	—	742
Depreciation and amortization	27,643	18,789	—	46,432
Non-cash compensation expense	14,269	7,955	5,628	27,852
Restructuring charges and transaction costs	1,056	769	18,749	20,574
Non-income tax expense adjustment	1,108	10	—	1,118
Severance	1,168	4,496	96	5,760
Other	65	1	2	68
Loss attributable to non-controlling interest	241	—	—	241
Adjusted EBITDA	$78,935	$15,132	$(16,854)	$77,213

	Six Months Ended June 30, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$312,916	$86,211	$—	$399,127
Deferred revenue fair value adjustment	58	8	—	66
Adjusted revenues	312,974	86,219	—	399,193
Less: Asset-based cost of revenues	(114,320)	—	—	(114,320)
Adjusted net revenues	$198,654	$86,219	$—	$284,873

Income (loss) from operations	$32,220	$(7,705)	$(25,248)	$(733)
Add:
Deferred revenue fair value adjustment	58	8	—	66
Accretion on contingent consideration and purchase liability	196	—	—	196
Depreciation and amortization	22,499	16,232	—	38,731
Non-cash compensation expense	9,134	5,400	4,437	18,971
Restructuring charges and transaction costs	225	603	5,109	5,937
Non-income tax expense adjustment	(101)	—	—	(101)
Severance	3,478	383	—	3,861
Loss attributable to non-controlling interest	584	—	—	584
Adjusted EBITDA	$68,293	$14,921	$(15,702)	$67,512

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2018	2018	2018	2019	2019
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$148,537	$153,862	$150,591	$176,144	$182,143
Assets under Administration ("AUA")	360,850	388,066	291,934	319,129	330,226
Total AUM/A	509,387	541,928	442,525	495,273	512,369
Subscription	2,167,084	2,297,593	2,314,253	2,546,483	2,835,780
Total Platform Assets	$2,676,471	$2,839,521	$2,756,778	$3,041,756	$3,348,149
Platform Accounts
AUM	759,926	776,705	816,354	874,574	907,034
AUA	1,417,795	1,517,297	1,182,764	1,187,589	1,196,114
Total AUM/A	2,177,721	2,294,002	1,999,118	2,062,163	2,103,148
Subscription	8,042,900	8,185,667	8,865,435	8,909,581	9,492,653
Total Platform Accounts	10,220,621	10,479,669	10,864,553	10,971,744	11,595,801
Advisors
AUM/A	44,900	47,292	40,103	39,035	39,727
Subscription	43,700	45,619	56,237	57,594	59,292
Total Advisors	88,600	92,911	96,340	96,629	99,019

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2019:

	3/31/2019	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass to Subscription	6/30/2019
	(in millions except account data)
AUM	$176,144	$15,130	$(7,415)	$7,715	$4,846	$(6,562)	$182,143
AUA	319,129	21,203	(17,611)	3,592	7,862	(357)	330,226
Total AUM/A	$495,273	$36,333	$(25,026)	$11,307	$12,708	$(6,919)	$512,369

Fee-Based Accounts	2,062,163			45,714		(4,729)	2,103,148

The above AUM/A gross sales figures include $2.3 billion in new client conversions. The Company onboarded an additional $169.4 billion in subscription conversions during the three months ended June 30, 2019, bringing total conversions for the quarter to $171.7 billion.